UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2021

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 26, 2021 (the “Contract Date”), Aware, Inc. (“Aware”) entered into an Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) with FDS Bedford, LLC or its designee (the “Purchaser”). The Purchase and Sale Agreement provides that Aware is obligated to sell the property it owns at 40 Middlesex Turnpike, Bedford, Massachusetts (the “Property”) to the Purchaser for $8,000,000 (the “Transaction”), subject to the Purchaser notifying Aware within 180 days after the Contract Date that it wishes to proceed with the closing of the Transaction (the “Closing”) and further subject to the satisfaction or waiver on or before the Closing of the conditions set forth in the Purchase and Sale Agreement.

Until such time, if ever, that the Purchaser delivers to Aware a written notice indicating its intention to proceed with the Transaction (the “Affirmation Notice”), which Affirmation Notice must be given on or prior to the date that is 180 days after the Contract Date (the “Due Diligence Period”), the Purchaser is under no obligation to complete the Transaction. The Purchaser may choose not to complete the Transaction for any or no reason, including as a result of its due diligence review of the Property, as a result of changes in the Purchaser’s business plans or as a result of the Purchaser not winning certain business it may be bidding for.

The Purchaser is obligated to deposit $125,000 with a title company within five days following the Contract Date. The deposit will be credited against the $8,000,000 purchase price at the Closing.

If the Purchaser delivers the Affirmation Notice to Aware, the Closing will occur 45 days after the expiration of the Due Diligence Period. The Closing is subject to the satisfaction or waiver on or before the Closing of the conditions set forth in the Purchase and Sale Agreement, including (a) Aware’s representations and warranties in the Purchase and Sale Agreement being true and correct in all material respects as of the Closing; (b) Aware having performed all of its obligations under the Purchase and Sale Agreement; (c) good and marketable fee simple title to the land and improvements forming part of the Property being insurable at standard rates; (d) Aware delivering a quitclaim deed to the Property; and (e) the Property being free and clear of all tenants, occupants and licensees other than Aware.

Aware currently occupies the Property. Aware is entitled to continue to occupy the Property for a period of approximately 90 days following the Closing at no cost to Aware. Aware is obligated to maintain the Property it occupies in first class condition and repair during this period.

Aware will be obligated to pay certain brokerage commissions at the Closing.

A copy of the Purchase and Sale Agreement is attached as Exhibit 10.1 to this Report. The foregoing summary of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 27, 2021, Aware, Inc. issued the press release, attached to this Form 8-K as Exhibit 99.1, describing the results of operations and financial condition of the company as of and for the first quarter ended March 31, 2021.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description

10.1	Agreement of Purchase and Sale dated as of April 26, 2021 by and between Aware, Inc. and FDS Bedford, LLC.

99.1	Press release issued by Aware, Inc. on April 27, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: April 27, 2021	By:	/s/ David B. Barcelo
David B. Barcelo
Chief Financial Officer